EARNINGS RELEASE

SUPPLEMENTAL DATA

FIRST QUARTER / 2016

MAA

www.maac.com

TABLE OF CONTENTS
Press Release Text	1
Financial Highlights	5
Consolidated Statements of Operations	7
Share and Unit Data	8
Consolidated Balance Sheets	9
Reconciliation of Non-GAAP Financial Measures	10
Non-GAAP Financial Measures	13
Other Key Definitions	14
Portfolio Statistics	S-1
Components of Property Net Operating Income/Components of Same Store Property Expenses	S-3
NOI Contribution Percentage by Region	S-4
Multifamily Same Store Comparisons	S-5
Multifamily Development Pipeline/Multifamily Lease-up Communities/2016 Acquisition and Disposition Activity	S-7
Debt and Debt Covenants as of March 31, 2016	S-8
Balance Sheet Ratios	S-10
2016 Guidance	S-11
Credit Ratings/Common Stock/Investor Relations Data	S-12

OVERVIEW

MAA REPORTS FIRST QUARTER RESULTS
MEMPHIS, Tenn., May 4, 2016 /PRNewswire/ -- Mid-America Apartment Communities, Inc., or MAA, (NYSE: MAA) today announced operating results for the quarter ended March 31, 2016.

Highlights

•
Core Funds from Operations, or Core FFO, per diluted common share and unit, or per Share, was $1.44 for the first quarter, a record first quarter performance, compared to $1.32 in the same period in the prior year.

•
Same Store net operating income, or NOI, for the first quarter increased 7.1% as compared to the same period in the prior year, based on a 5.5% increase in revenue and a 2.9% increase in property operating expenses.

•
Average Effective Rent per Unit for the Same Store Portfolio increased to $1,017 during the first quarter, a 4.5% increase as compared to the same period in the prior year, while Average Physical Occupancy increased 0.6% to 96.2%.

•	Resident turnover for the Same Store Portfolio remained low for the first quarter of 2016 at 52.2% on a rolling twelve month basis.

•
During the first quarter, the company acquired one property, The Apartments at Cobblestone Square, an upscale 314-unit community located in historic downtown Fredericksburg, Virginia, constructed in 2012, located near major employment centers and with walkable access to retail centers, restaurants and entertainment venues.

•	MAA has a total of four expansion development projects underway, containing 628 units, with a total projected cost of approximately $96.7 million.

•
MAA completed the construction of Station Square at Cosner's Corner II, an expansion of an existing property, during the first quarter. This community, along with Cityscape at Market Center II, remained in lease-up as of quarter-end with average quarter-end physical occupancy of 81.7%.

•	During the quarter, the company completed redevelopment of 1,406 units, achieving average rental rate increases of 9.4% above non-renovated units.

•	MAA ended the quarter with Net Debt/Recurring EBITDA at a record low of 5.74x. As of the end of the first quarter, unencumbered assets increased to 73.5% of Gross Real Estate Assets.

•
During the first quarter, Moody's Investors Service affirmed MAA’s senior unsecured rating at Baa2 and the outlook was revised to positive from stable.  The positive outlook reflects MAA's solid operating performance supported by a balanced investment strategy in both large and secondary apartment markets.

•
MAA increased prior guidance for full year Core FFO to reflect the first quarter performance and changes in transaction expectations, now projecting a range of $5.71 to $5.91 per Share, or $5.81 at the midpoint.

Eric Bolton, Chairman and Chief Executive Officer, said,

“We had a great start to 2016 with strong growth in NOI and Core FFO. Leasing conditions across our high-growth Sunbelt markets continue to support high occupancy and solid rent growth. MAA's diversified and balanced portfolio approach across the Sunbelt region, coupled with strong balance sheet metrics and significant growth capacity, has the company well-positioned as the current apartment cycle continues to play out.”

Funds from Operations
For the quarter ended March 31, 2016, FFO was $119.4 million, or $1.50 per Share, compared to $106.9 million, or $1.34 per Share, for the quarter ended March 31, 2015. Core FFO, which excludes certain non-cash and/or non-routine items, for the quarter ended March 31, 2016 was $114.5 million, or $1.44 per Share, as compared to $105.2 million, or $1.32 per Share, for the quarter ended March 31, 2015.

A reconciliation of FFO and Core FFO to net income available for MAA common shareholders, and an expanded discussion of the components of FFO and Core FFO, can be found later in this release.

Net Income Available for Common Shareholders
For the quarter ended March 31, 2016, net income available for MAA common shareholders was $43.4 million, or $0.58 per diluted common share, compared to $61.3 million, or $0.81 per diluted common share, for the quarter ended March 31, 2015. Results for the quarter ended March 31, 2016 included $2.4 million, or $0.03 per diluted common share, of gains related to the sale of real estate assets as compared to $30.2 million, or $0.40 per diluted common share, for the quarter ended March 31, 2015.

First Quarter Same Store Operating Results
Operating results for the Same Store Portfolio of 72,329 units for the company's Large Market and Secondary Market communities are presented below:

	Percent Change From				Three months ended
	Three months ended March 31, 2015				March 31, 2016
				Average	Average
				Effective	Physical
	Revenue	Expense	NOI	Rent per Unit	Occupancy
Large Market	5.9%	3.7%	7.3%	5.4%	96.2%
Secondary Market	4.6%	1.4%	6.5%	3.2%	96.3%
Same Store	5.5%	2.9%	7.1%	4.5%	96.2%

Total Same Store revenue growth of 5.5% during the first quarter was primarily produced by a 4.5% increase in Average Effective Rent per Unit, combined with a 0.6% increase in Average Physical Occupancy for the quarter, as compared to the same period in the prior year. Overall physical occupancy for the Same Store Portfolio averaged 96.2% for the first quarter. Operating expenses increased 2.9% for the quarter, with the largest portion of the growth related to property taxes.

A reconciliation of NOI, including Same Store NOI, to net income available for MAA common shareholders, and an expanded discussion of the components of NOI, can be found later in this release.

Acquisition and Disposition Activity
During the first quarter, MAA acquired one new community, The Apartments at Cobblestone Square, a 314-unit community located in Fredericksburg, Virginia, which was constructed in 2012. Additionally, MAA disposed of one retail property during the first quarter, Colonial Promenade Nord du Lac, a 295,000 square foot retail property in Covington, Louisiana.

Development and Lease-up Activity
As of the end of the first quarter, MAA had four development communities under construction with a total projected cost of $96.7 million, and an expected stabilized NOI yield of 7.5%. During the first quarter, MAA funded $13.0 million of construction costs, of which $10.0 million related to the four projects under construction and the remaining $3.0 million related to projects completed during the quarter. An estimated $62.7 million remains to be funded on current development projects. The company had two communities remaining in lease-up during the first quarter: Cityscape at Market Center II, located in Dallas, Texas, which was acquired in lease-up during the fourth quarter of 2015; and Station Square at Cosner's Corner II, a development community located in Fredericksburg, Virginia, which was completed during the first quarter. Physical occupancy for the two communities averaged 81.7% at the end of the first quarter.

Redevelopment Activity
The company continues its interior redevelopment program at select communities throughout the portfolio. During the first quarter, MAA redeveloped a total of 1,406 units at an average cost of $4,417 per unit, achieving average rental rate increases of 9.4% above non-renovated units. We expect a total of 4,000 to 6,000 units to be redeveloped in 2016.

Capital Expenditures
Recurring capital expenditures totaled $9.5 million for the first quarter of 2016, or approximately $0.12 per Share, as compared to $10.6 million, or $0.13 per Share, for the same period in 2015. These expenditures led to Core Adjusted Funds from Operations, or Core AFFO, of $1.32 per Share, for the first quarter of 2016, compared to $1.19 per Share for the same period in 2015, which represents an 11% increase.

Redevelopment, revenue enhancing and other capital expenditures during the first quarter were $15.3 million, as compared to $14.2 million for the same period in 2015. These expenditures led to Funds Available for Distribution, or FAD, of $1.13 per Share, for the first quarter of 2016, compared to $1.01 per Share for the same period in 2015, which represents a 12% increase.

A reconciliation of FFO, Core FFO, Core AFFO and FAD to net income available for MAA common shareholders, and an expanded discussion of the components of FFO, Core FFO, Core AFFO and FAD, can be found later in this release.

Balance Sheet
As of March 31, 2016,

•	Total debt to total market capitalization was 29.7% (based on the March 31, 2016 closing stock price), compared to 32.2% as of December 31, 2015,

•	Net Debt to Gross Assets (based on gross book value at March 31, 2016) was 40.7%, compared to 40.6% as of December 31, 2015,

•	Total debt outstanding was $3.4 billion at an average effective interest rate of 3.7%,

•	92.9% of total debt was fixed or hedged against rising interest rates for an average of 4.9 years,

•	Fixed charge coverage ratio (Recurring EBITDA divided by interest expense adjusted for mark-to-market debt adjustment) was 4.23x and Net Debt to Recurring EBITDA was 5.74x,

•	Approximately $645.4 million combined cash and capacity under the company's unsecured credit facility was available, and

•	Unencumbered assets increased to 73.5% of Gross Real Estate Assets, as compared to 72.8% as of December 31, 2015.

A reconciliation of EBITDA and Recurring EBITDA to consolidated net income, and an expanded discussion of the components of EBITDA and Recurring EBITDA, can be found later in this release.

In addition, a reconciliation of the following items and an expanded discussion of their components can be found later in this release:
•Net Debt to Unsecured notes payable and Secured notes payable,
•Gross Assets to Total assets, and
•Gross Real Estate Assets to Real estate assets, net.

89th Consecutive Quarterly Common Dividend Declared
The company declared its 89th consecutive quarterly common dividend at an annual rate of $3.28 per Share, which was paid on April 29, 2016 to holders of record on April 15, 2016.

2016 Core FFO and Core AFFO per Share Guidance
MAA is updating prior guidance for full year Core FFO, now projected to be in a range of $5.71 to $5.91 per Share or $5.81 per Share at the midpoint. Core AFFO is now projected to be in the range of $5.01 to $5.21 per Share or $5.11 per Share at the midpoint. Our acquisition volume is now expected to be in the range of $250 to $350 million, down from our prior guidance of $300 to $400 million. We will reevaluate our full-year 2016 Core FFO and Same Store growth assumptions with our second quarter 2016 earnings report. MAA continues to expect full year NOI growth for the Same Store Portfolio to be in the 4% to 5% range.

Supplemental Material and Conference Call
Supplemental data to this press release can be found on the "For Investors" page of our website at www.maac.com. MAA will host a conference call to further discuss first quarter results on Thursday, May 5, 2016, at 9:00 AM Central Time. The conference call-in number is 866-952-7534. You may also join the live webcast of the conference call by accessing the "For Investors" page of our website at www.maac.com. Our filings with the Securities and Exchange Commission, or SEC, are filed under the registrant names of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.

About MAA
MAA is a self-administered, self-managed real estate investment trust, which owned 79,896 apartment units throughout the Southeast and Southwest regions of the United States as of March 31, 2016. For further details, please visit the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com, or via mail at MAA, 6584 Poplar Ave., Memphis, TN 38138, Attn: Investor Relations.

Forward-Looking Statements
Sections of this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, joint venture activity, development and renovation activity as well as other capital expenditures, capital raising activities, rent and expense growth, occupancy, financing activities, operating performance and results and interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us, or our properties, adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;

•	exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry and sector;

•
adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets, which we may seek to enter in the future, limitations on our ability to increase rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;

•	failure of new acquisitions to achieve anticipated results or be efficiently integrated;

•	failure of development communities to be completed, if at all, within budget and on a timely basis or to lease-up as anticipated;

•	unexpected capital needs;

•	changes in operating costs, including real estate taxes, utilities and insurance costs;

•	losses from catastrophes in excess of our insurance coverage;

•	ability to obtain financing at favorable rates, if at all, and refinance existing debt as it matures;

•	level and volatility of interest or capitalization rates or capital market conditions;

•	loss of hedge accounting treatment for interest rate swaps or interest rate caps;

•	the continuation of the good credit of our interest rate swap and cap providers;

•	price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on financing;

•	the effect of any rating agency actions on the cost and availability of new debt financing;

•	significant decline in market value of real estate serving as collateral for mortgage obligations;

•	significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product;

•
our ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of our operating partnership to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	inability to attract and retain qualified personnel;

•	cyberliability or potential liability for breaches of our privacy or information security systems;

•	potential liability for environmental contamination;

•	adverse legislative or regulatory tax changes;

•	litigation and compliance costs associated with laws requiring access for disabled persons; and

•	other risks identified in this press release and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

FINANCIAL HIGHLIGHTS
Dollars in thousands, except per share data
	Three months ended March 31,
	2016	2015

Total property revenues	$269,016	$258,552

Total NOI	$168,135	$157,903

Recurring EBITDA	$152,580	$142,641

Earnings per common share:
Basic	$0.58	$0.81
Diluted	$0.58	$0.81

Funds from operations per Share (diluted):
FFO	$1.50	$1.34
Core FFO	$1.44	$1.32
Core AFFO	$1.32	$1.19
FAD	$1.13	$1.01

Dividends declared per common share	$0.82	$0.77

Dividends/ Core FFO (diluted) payout ratio	56.9%	58.3%
Dividends/ Core AFFO (diluted) payout ratio	62.1%	64.7%
Dividends/ FAD (diluted) payout ratio	72.6%	76.2%

Consolidated interest expense	$32,211	$30,848
Mark-to-market debt adjustment	3,851	5,394
Debt discount and debt issuance cost amortization(1)	(1,218)	(1,114)
Capitalized interest	380	474
Total interest incurred	$35,224	$35,602

Amortization of principal on notes payable	$1,874	$2,272

(1) Debt discount and debt issuance cost amortization includes $897,000 of debt issuance cost amortization and $321,000 of debt discount amortization for the first quarter of  2016 and $917,000 of debt issuance cost amortization (previously disclosed as amortization of deferred financing costs) and $197,000 of debt discount amortization for the first quarter of 2015.

FINANCIAL HIGHLIGHTS (CONTINUED)
Dollars in thousands, except per share data
	As of
	March 31, 2016	December 31, 2015
Gross Assets	$8,399,404	$8,346,994
Gross Real Estate Assets	$8,314,033	$8,255,138
Total debt	$3,443,963	$3,427,568
Common shares and units, outstanding end of period	79,667,188	79,571,567
Share price, end of period	$102.21	$90.81
Book equity value, end of period	$3,144,646	$3,166,073
Market equity value, end of period	$8,142,783	$7,225,894
Debt to total market capitalization ratio	29.7%	32.2%
Net Debt/Gross Assets	40.7%	40.6%
Unencumbered Assets/Gross Real Estate Assets	73.5%	72.8%
Recurring EBITDA(1)/Debt Service	4.02x	4.13x
Fixed Charge Coverage (2)	4.23x	4.36x
Net Debt/Recurring EBITDA (3)	5.74x	5.79x

(1)	Recurring EBITDA in this calculation represents the three month period ended for each period presented.

(2)
Fixed charge coverage represents Recurring EBITDA for the three month period divided by interest expense adjusted for mark-to-market debt adjustment and any preferred dividends. As of March 31, 2016 and December 31, 2015, interest expense included debt issuance costs of $897,000 and $872,000, respectively.

(3)	Recurring EBITDA in this calculation represents the trailing twelve month time-frame for each period presented.

CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share data
	Three months ended March 31,
	2016	2015
Operating revenues:
Rental revenues	$245,665	$234,941
Other property revenues	23,351	23,611
Total operating revenues	269,016	258,552
Property operating expenses:
Personnel	25,197	25,661
Building repairs and maintenance	6,099	6,625
Real estate taxes and insurance	35,172	33,321
Utilities	22,136	22,077
Landscaping	5,321	5,445
Other Operating	6,956	7,520
Depreciation and amortization	75,127	73,112
Total property operating expenses	176,008	173,761
Acquisition expense	713	339
Property management expenses	9,004	8,492
General and administrative expenses	6,582	6,567
Income from continuing operations before non-operating items	76,709	69,393
Interest and other non-property income (expense)	32	(210)
Interest expense	(32,211)	(30,848)
Gain (loss) on debt extinguishment	3	(3,376)
Net casualty loss after insurance and other settlement proceeds	(947)	(19)
Gain on sale of depreciable real estate assets	755	30,228
Gain on sale of non-depreciable real estate assets	1,627	—
Income before income tax expense	45,968	65,168
Income tax expense	(288)	(510)
Income from continuing operations before joint venture activity	45,680	64,658
Gain from real estate joint ventures	128	19
Consolidated net income	45,808	64,677
Net income attributable to noncontrolling interests	2,395	3,410
Net income available for MAA common shareholders	$43,413	$61,267

Earnings per common share - basic:
Net income available for common shareholders	$0.58	$0.81

Earnings per common share - diluted:
Net income available for common shareholders	$0.58	$0.81

Dividends declared per common share	$0.82	$0.77

SHARE AND UNIT DATA
Shares and units in thousands
	Three months ended March 31,
	2016	2015
NET INCOME SHARES (1)
Weighted average common shares - Basic	75,249	75,145
Weighted average partnership units outstanding	—	—
Effect of dilutive securities	240	—
Weighted average common shares - Diluted	75,489	75,145
FUNDS FROM OPERATIONS SHARES AND UNITS
Weighted average common shares and units - Basic	79,411	79,336
Weighted average common shares and units - Diluted	79,614	79,506
PERIOD END SHARES AND UNITS
Common shares at March 31,	75,505	75,345
Partnership units at March 31,	4,162	4,190
Total shares and units at March 31,	79,667	79,535

(1)
For additional information on the calculation of diluted common shares and earnings per common share, please refer to the Notes to Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, expected to be filed with the SEC on May 6, 2016.

CONSOLIDATED BALANCE SHEETS
Dollars in thousands
	March 31, 2016	December 31, 2015
Assets
Real estate assets
Land	$931,667	$926,532
Buildings and improvements	6,999,815	6,939,288
Furniture, fixtures and equipment	235,054	228,157
Capital improvements in progress	49,476	44,355
	8,216,012	8,138,332
Accumulated depreciation	(1,554,195)	(1,482,368)
	6,661,817	6,655,964
Undeveloped land	43,034	51,779
Corporate property, net	8,989	8,812
Investments in real estate joint ventures	526	1,811
Real estate assets, net	6,714,366	6,718,366
Cash and cash equivalents	28,184	37,559
Restricted cash	21,640	26,082
Deferred financing cost, net	4,916	5,232
Other assets	57,208	58,935
Goodwill	1,607	1,607
Total assets	$6,827,921	$6,847,781

Liabilities and Shareholders' Equity
Liabilities
Unsecured notes payable	$2,196,214	$2,141,332
Secured notes payable	1,247,749	1,286,236
Accounts payable	8,222	5,922
Fair market value of interest rate swaps	12,257	10,358
Accrued expenses and other liabilities	206,781	226,237
Security deposits	12,052	11,623
Total liabilities	3,683,275	3,681,708
Redeemable stock	9,413	8,250
Shareholders' equity
Common stock	754	753
Additional paid-in capital	3,627,707	3,627,074
Accumulated distributions in excess of net income	(653,756)	(634,141)
Accumulated other comprehensive loss	(3,976)	(1,589)
Total MAA shareholders' equity	2,970,729	2,992,097
Noncontrolling interest	164,504	165,726
Total equity	3,135,233	3,157,823
Total liabilities and shareholders' equity	$6,827,921	$6,847,781

RECONCILATION OF CERTAIN NON-GAAP MEASURES TO NET INCOME
Dollars in thousands, except per share data
	Three months ended
	March 31,
	2016	2015
Net income available for MAA common shareholders	$43,413	$61,267
Depreciation and amortization of real estate assets	74,322	72,453
Gain on sale of depreciable real estate assets	(755)	(30,228)
Gain on disposition within unconsolidated entities	—	(12)
Depreciation and amortization of real estate assets of real estate joint ventures	6	6
Net income attributable to noncontrolling interests	2,395	3,410
Funds from operations attributable to the Company	119,381	106,896
Acquisition expense	713	339
Gain on sale of non-depreciable real estate assets	(1,756)	—
Mark-to-market debt adjustment	(3,851)	(5,394)
(Gain) loss on debt extinguishment	(3)	3,376
Core funds from operations attributable to the Company	114,484	105,217
Recurring capital expenditures	(9,525)	(10,597)
Core adjusted funds from operations	104,959	94,620
Redevelopment and revenue enhancing	(13,062)	(9,649)
Other capital expenditures	(2,279)	(4,556)
Funds available for distribution	$89,618	$80,415

Dividends and distributions paid	$65,270	$61,063
Weighted average common shares and units - Diluted	79,614	79,506

Funds from operations per Share	$1.50	$1.34
Core funds from operations per Share	$1.44	$1.32
Core adjusted funds from operations per Share	$1.32	$1.19
Funds available for distribution per Share	$1.13	$1.01

RECONCILIATION OF NET OPERATING INCOME TO NET INCOME
Dollars in thousands
	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015

NOI
MAA same store	$151,252	$150,772	$141,279
Non-same store	16,883	15,024	16,624
Total NOI	168,135	165,796	157,903
Depreciation and amortization	(75,127)	(73,914)	(73,112)
Acquisition expense	(713)	(622)	(339)
Property management expenses	(9,004)	(7,884)	(8,492)
General and administrative expenses	(6,582)	(6,613)	(6,567)
Interest and other non-property income (expense)	32	(8)	(210)
Interest expense	(32,211)	(30,834)	(30,848)
Gain (loss) on debt extinguishment	3	(218)	(3,376)
Gain (loss) on sale of depreciable real estate assets	755	(72)	30,228
Net casualty loss and other settlement proceeds	(947)	(13)	(19)
Income tax expense	(288)	(254)	(510)
Gain on sale of non-depreciable real estate assets	1,627	—	—
Gain from real estate joint ventures	128	3	19
Net income attributable to noncontrolling interests	(2,395)	(2,380)	(3,410)
Net income available for MAA common shareholders	$43,413	$42,987	$61,267

RECONCILIATION OF EBITDA AND RECURRING EBITDA TO NET INCOME
Dollars in thousands
	Three Months	Twelve Months
	Ended	Ended
	March 31,	March 31,
	2016	2016
Consolidated net income	$45,808	$331,876
Depreciation and amortization	75,127	296,535
Interest expense	32,211	123,707
(Gain) loss on debt extinguishment	(3)	223
Net casualty loss and other settlement proceeds	947	455
Income tax expense	288	1,452
Gain on sale of non-depreciable assets	(1,756)	(1,928)
Gain on sale of depreciable real estate assets	(755)	(160,486)
EBITDA	151,867	591,834
Acquisition expense	713	3,150
Recurring EBITDA	$152,580	$594,984

RECONCILIATION OF NET DEBT TO UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE
Dollars in thousands
	As of
	March 31,	December 31
	2016	2015
Unsecured notes payable	$2,196,214	$2,141,332
Secured notes payable	1,247,749	1,286,236
Total debt	3,443,963	3,427,568
Cash and cash equivalents	(28,184)	(37,559)
Net Debt	$3,415,779	$3,390,009

RECONCILIATION OF GROSS ASSETS TO TOTAL ASSETS
Dollars in thousands
	As of
	March 31,	December 31
	2016	2015
Total assets	$6,827,921	$6,847,781
Accumulated depreciation	1,554,195	1,482,368
Accumulated depreciation for corporate property(1)	17,288	16,845
Gross Assets	$8,399,404	$8,346,994
(1) Included in Corporate properties, net on the Consolidated Balance Sheets

RECONCILIATION OF GROSS REAL ESTATE ASSETS TO REAL ESTATE ASSETS, NET
Dollars in thousands
	As of
	March 31,	December 31
	2016	2015
Real estate assets, net	$6,714,366	$6,718,366
Accumulated depreciation	1,554,195	1,482,368
Accumulated depreciation for corporate property(1)	17,288	16,845
Cash and cash equivalents	28,184	37,559
Gross Real Estate Assets	$8,314,033	$8,255,138
(1) Included in Corporate properties, net on the Consolidated Balance Sheets

NON-GAAP FINANCIAL MEASURES

Core Adjusted Funds From Operations (Core AFFO)
Core AFFO is composed of Core FFO less recurring capital expenditures. Core AFFO should not be considered as an alternative to net income. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from core operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures.

Core Funds From Operations (Core FFO)
Core FFO represents FFO excluding certain non-cash or non-routine items such as acquisition, merger and integration expenses, mark-to-market debt adjustments, loss or gain on debt extinguishment, and loss or gain on sale of non-depreciable assets. While MAA's definition of Core FFO is similar to others in the industry, MAA's precise methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to net income. MAA believes that Core FFO is helpful in understanding operating performance in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

EBITDA
For purposes of calculations in this document, EBITDA is composed of net income before net gain on asset sales and insurance and other settlement proceeds, and gain or loss on debt extinguishment, plus depreciation, interest expense, income taxes, and amortization of deferred financing costs. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. MAA's computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.

Funds Available for Distribution (FAD)
FAD is composed of Core FFO less total capital expenditures, excluding development spending and property acquisitions. FAD should not be considered as an alternative to net income. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and total capital expenditures.

Funds From Operations (FFO)
FFO represents net income available for common shareholders (computed in accordance with U.S. generally accepted accounting principles, or GAAP) excluding extraordinary items, asset impairment, gains or losses on disposition of real estate assets, plus net income attributable to noncontrolling interest, depreciation of real estate, and adjustments for joint ventures to reflect FFO on the same basis. Because noncontrolling interest is added back, FFO, when used in this document, represents FFO attributable to the Company. While MAA's definition of FFO is in accordance with the National Association of Real Estate Investment Trusts' definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation expense of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Assets
Gross Assets represents Total assets plus Accumulated depreciation and the accumulated depreciation for corporate properties. We believe that Gross Assets can be used as a helpful tool in evaluating MAA's balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Real Estate Assets
Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation and the accumulated depreciation for corporate properties plus Cash and cash equivalents. We believe that Gross Real Estate Assets can be used as a helpful tool in evaluating MAA's balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

NON-GAAP FINANCIAL MEASURES (CONTINUED)

Net Debt
Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents. We believe Net Debt is a helpful tool in evaluating MAA's debt position.

Net Operating Income (NOI)
Net operating income represents total property revenues less total property operating expenses, excluding depreciation, for all properties held during the period, regardless of their status as held for sale. MAA believes NOI by market is a helpful tool in evaluating the operating performance within MAA's markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Recurring EBITDA
Recurring EBITDA represents EBITDA excluding certain non-cash or non-routine items such as acquisition and merger and integration expenses. MAA believes Recurring EBITDA is an important performance measure as it adjusts for certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance. Recurring EBITDA should not be considered as an alternative to net income as an indicator of operating performance. MAA's computation of Recurring EBITDA may differ from the methodology utilized by other companies to calculate Recurring EBITDA.

OTHER KEY DEFINITIONS

Average Effective Rent per Unit
Average effective rent per unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit.

Average Physical Occupancy
Average physical occupancy represents the average of the daily physical occupancy for the quarter.

Development Portfolio
Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Portfolio.

Lease-up Portfolio
New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Portfolio until stabilized.

Other Non-Same Store Portfolio
Other Non-Same Store Portfolio includes recent acquisitions, communities in development or lease-up, communities that have undergone a significant casualty loss, and commercial assets.

Same Store Portfolio
MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities that have been approved by the Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have undergone a significant casualty loss are also excluded from the Same Store Portfolio. Within the Same Store Portfolio communities are designated as operating in Large or Secondary Markets:

Large Market Same Store communities are generally those communities in markets with a population of at least one million and at least 1% of the total public multifamily REIT units.

Secondary Market Same Store communities are generally those communities in markets with either a population less than one million or less than 1% of the total public multifamily REIT units, or both.

OTHER KEY DEFINITIONS (CONTINUED)

Stabilized Communities
Communities are considered stabilized after achieving 90% occupancy for 90 days.

CONTACT: Investor Relations of MAA, 866-576-9689 (toll free), investor.relations@maac.com